

<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         DEC-31-2000
<CASH>                                               149,710
<SECURITIES>                                         1,723,344
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       3,169,168<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           3,099,043
<TOTAL-LIABILITY-AND-EQUITY>                         3,169,168<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     268,594<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     580,847<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (283,844)<F5>
<EPS-BASIC>                                          (4.68)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets: Investments in Local Limited Partnerships, net of
$1,266,815 and Other assets of  $29,299
<F2>Included in Total  Liabilities and Equity:  Accounts payable to affiliate of
$46,885 and Accounts  payable and accrued expenses of $23,240
<F3>Included in Total Revenues: Investment of  $92,320 and Other of  $176,274
<F4>Included in Other Expenses: Asset management fees of $211,824, General and administrative of $351,157, Provision for valuation of investments in Local Limited Partnerships of $300 and Amortization of $17,566
<F5>Included in Net loss: Equity in income of Local Limited Partnerships of
 $28,409

